Exhibit (21)

COOPER TIRE & RUBBER COMPANY

SUBSIDIARIES & AFFILIATES

As Of December 31, 2015

Cooper Tire & Rubber Company (Parent) (Delaware)

Cooper International Holding Corporation (Delaware)

Cooper International Rubber, Limited (Jamaica) (Inactive)

Pneus International SA de CV (Mexico)

Nemet International SA de CV (Mexico) (60% see below for additional 40% for a total of 100%)

Cooper Tire & Rubber Company de Mexico S.A. de CV (Mexico) (3.37%)

Cooper Tire & Rubber Company de Mexico S.A. de C.V. (Mexico) (96.63%)

Cooper Tire & Rubber Company Brazil Ltda. (Brazil)

Corporación de Occidente SA de CV (Mexico) (16.86% - see below for additional 41.57% for a total of 58.43%)

Inversionistas del Bajío SA de CV (Mexico)

Corporación de Occidente SA de CV (Mexico) (41.57% - see above for additional 16.86% for a total of 58.43%)

Cooper Latin America Services, SRL de CV (Mexico)

Cooper de Mexico Servicios Adminstrativos, SRL de CV (Mexico)

Cooper Receivables LLC (Delaware)

Cooper Tire Holding Company (Ohio)

Nemet International SA de CV (Mexico) (40%)

Cooper Tire International Trading Company (Cayman Islands)

Registered Branch Office (Singapore)

Cooper Tire & Rubber International Trading Limited (Cayman Islands)

Cooper Tire & Rubber Company (Barbados) Ltd. (Barbados)

Cooper Global Holding Co., Ltd. (Barbados) (50% - see below for additional 50% for a total of 100%)

Cooper (Kunshan) Tire Co., Ltd. (PRC)

Cooper Tire Asia-Pacific (Shanghai) Trading Co., Ltd. (PRC)

Cooper Tire (China) Investment Co., Ltd. (PRC)

Cooper Tire & Rubber Foundation (Ohio)

Cooper Tyre & Rubber Company UK Limited (England)

Cooper Tire & Rubber Company Deutschland GmbH (Germany)

Cooper Tire & Rubber Company Espana S.L. (Spain)

Cooper Tire & Rubber Company Europe Limited (England)

Cooper Tire & Rubber Company International Development Limited (England)

Cooper Tire & Rubber Company France Sarl (France)

Cooper Tire & Rubber Company Italia S.r.l. (Italy)

Cooper Tire & Rubber Company Suisse SA (Switzerland)

CTB (Barbados) Investment Co., Ltd. (Barbados)

Cooper Global Holding Co., Ltd. (Barbados) (50% - see above for additional 50% for a total of 100%)

Cooper Tire Investment Holding (Barbados) Ltd. (Barbados)

Cooper Tire & Rubber Holding B.V. (The Netherlands)

Cooper Tire & Rubber Company Serbia d.o.o. (Republic of Serbia)

Cooper Tire & Rubber Holding Netherlands 1 B.V. (The Netherlands)

Registered Branch Office (Russia)

Cooper Tire & Rubber Holding Netherlands 2 B.V. (The Netherlands)

CTBX Company (Ohio)

Registered Branch Office (Chile)

CTTG Inc. (Ohio)

Elemica, Inc. (2.031%)

Ilpea Equity, LLC (0.6264%)

Master Assurance & Indemnity Ltd. (Bermuda)

Cooper Tire & Rubber Company Canada Ltd. (Canada)

Max-Trac Tire Co., Inc. (Ohio)

Mickey Thompson Performance Racing Inc. (Ohio)